The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-271476
SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 27, 2023)
$
W.W. Grainger, Inc.
     % SENIOR NOTES DUE 20

We are offering $      aggregate principal amount of      % senior notes due 20   (“the notes”). Interest on the notes is payable semi-annually in arrears on       and       of each year, beginning on   , 2025. The notes will mature on      , 20  .
We may redeem all or any portion of the notes at any time at the applicable redemption price described under the caption “Description of Notes — Optional Redemption.” If a change of control triggering event as described in this prospectus supplement occurs, we will be required to offer to purchase the notes from the holders. See “Description of Notes — Offer to Purchase Upon Change of Control Triggering Event.”
The notes will be our senior obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding.

Investing in the notes involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus, or any related free writing prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Underwriting Discount		Proceeds, before expenses, to Grainger
Per Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any. Interest on the notes will accrue from           , 2024 and must be paid by the purchaser if the notes are delivered after           , 2024.

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. Currently, there is no public market for the notes.
The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, SA, and Euroclear Bank, SA/NV, as operator of the Euroclear System, against payment in New York, New York on           , 2024, which is the       business day following the date of this prospectus supplement. Purchasers of the notes should note that trading of the notes may be affected by this settlement date.

Joint Book-Running Managers
BofA Securities	J.P. Morgan	Wells Fargo Securities
RBC Capital Markets	US Bancorp
The date of this prospectus supplement is            , 2024.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer and sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus, or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent that information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement and the accompanying prospectus, is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement and the accompanying prospectus replaces the information in the accompanying prospectus.
You should read and consider all information contained or incorporated by reference in both this prospectus supplement and the accompanying prospectus before making an investment decision with respect to the notes.
W.W. GRAINGER, INC.
W.W. Grainger, Inc., is a leading broad line distributor with operations primarily in North America, Japan and the United Kingdom.
Our principal executive offices are located at 100 Grainger Parkway, Lake Forest, Illinois 60045, and our telephone number is (847) 535-1000. We maintain websites at www.grainger.com, www.Zoro.com and www.MonotaRO.com. Information contained on, or accessible through, our websites are not incorporated by reference into and does not constitute part of this prospectus supplement or the accompanying prospectus.
Unless the context otherwise requires, references in this prospectus to “Grainger,” “we,” “us,” and “our” refer to W.W. Grainger, Inc. and its subsidiaries, collectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include certain statements that may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. Statements that are not historical in nature but concern forecasts of future results, business plans, analyses, prospects, strategies, objectives, and other matters that may be deemed to be “forward-looking statements” under the federal securities laws. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “will,” or “would,” and similar terms and phrases, including references to assumptions.
Grainger cannot guarantee that any forward-looking statement will be realized and achievement of future results is subject to risks and uncertainties, many of which are beyond our control, which could cause Grainger’s results to differ materially from those that are presented.
Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: inflation, higher product costs or other expenses, including operational and administrative expenses; the impact of macroeconomic pressures and geopolitical trends, changes and events; a major loss of customers; loss or disruption of sources of supply; changes in customer or product mix; increased competitive pricing pressures; changes in third-party practices regarding digital advertising; failure to enter into or sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop, manage or implement new technology initiatives or business strategies, including with respect to our eCommerce platforms; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in our gross profit margin; our responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, regulations related to advertising, marketing and the Internet, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards, including new or stricter environmental laws or regulations; government contract matters; the impact of any government shutdown; disruption or breaches of information technology or data security systems involving Grainger or third parties on which we depend; general industry, economic, market, or political conditions; general global economic conditions including tariffs and trade issues and policies; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of our common stock; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; outbreaks of pandemic disease or viral contagions; natural or human induced disasters, extreme weather and other catastrophes or conditions; effects of climate change; failure to execute on our efforts and programs related to environmental, social and governance matters; competition for, or failure to attract, retain, train, motivate and develop executives and key team members; loss of key members of management or key team members; loss of operational flexibility and potential for work stoppages or slowdowns if team members unionize or join a collective bargaining arrangement; changes in effective tax rates; changes in credit ratings or outlook; our incurrence of indebtedness or failure to comply with restrictions and obligations under its debt agreements and instruments and other factors identified under the heading “Risk Factors” contained in this prospectus supplement on page S-4, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
The preceding list is not intended to be an exhaustive list of all of the factors that could impact Grainger’s forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on Grainger’s forward-looking statements and Grainger undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than information in such documents that is “furnished” under applicable SEC rules rather than “filed”):
•
our Annual Report on Form 10-K for the year ended December 31, 2023;

•
the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2024, specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024; and

•
our Current Reports on Form 8-K, filed with the SEC on April 24, 2024 and August 26, 2024.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the debt securities shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents (other than information in such documents that is “furnished” under applicable SEC rules rather than “filed”).
Upon request, we will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered a copy of any or all information incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of this information by writing or telephoning us at our principal executive offices: W.W. Grainger, Inc., 100 Grainger Parkway, Lake Forest, Illinois 60045, Attention: Investor Relations, Telephone Number (847) 535-1000.

RISK FACTORS
An investment in the notes is subject to risk. Before you decide to invest in the notes, you should consider the risk factors below as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
There is no established trading market for the notes.
The notes will constitute a new issue of securities with no established trading market. A trading market for the notes may not develop. If a market does develop, it may not provide you the ability to sell your notes. Further, you may not be able to sell your notes at a favorable price or at all. If a market does develop, the notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the amount of indebtedness we have outstanding, the market for similar notes, competition, general economic conditions, and our financial performance.
The notes do not restrict our ability to incur additional indebtedness or prohibit us from taking other actions that could negatively impact the holders of the notes.
We are not restricted under the terms of the notes or the indenture governing the notes from incurring additional indebtedness. Although the indenture governing the notes limits our ability to issue secured indebtedness without also securing the notes and to enter into sale and leaseback transactions, these limitations are subject to a number of exceptions. See “Description of Our Debt Securities — Certain Covenants” in the accompanying prospectus.
The notes are effectively subordinated to the liabilities of our subsidiaries, which may reduce our ability to use the assets of our subsidiaries to make payments on the notes.
The notes are not guaranteed by our subsidiaries and therefore the notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of a bankruptcy, liquidation, or similar proceeding of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make any payments to us. As of June 30, 2024, our subsidiaries had $19 million of indebtedness and other liabilities (excluding intercompany liabilities). The indenture governing the notes does not limit our subsidiaries’ ability to incur or guarantee additional indebtedness.
We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.
We will be required to offer to repurchase the notes upon the occurrence of a change of control triggering event as described under “Description of Notes — Offer to Purchase Upon Change of Control Triggering Event.” However, we may not have sufficient funds or other financial resources to repurchase the notes at such time. In addition, our ability to repurchase the notes may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes and the indenture governing the notes.
Ratings of the notes may change after issuance and affect the market price and marketability of the notes.
We currently expect that, before they are issued, the notes will be rated by at least two nationally recognized statistical organizations. Those ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of the rating may be obtained from the applicable rating agency. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. We cannot provide assurances that the ratings will be issued or remain in effect or that the ratings will not be lowered, suspended, or withdrawn entirely by the rating agencies. It is also possible that the ratings may be lowered in connection with future events. If rating agencies lower, suspend, or withdraw the ratings, the market price or marketability of the notes may be adversely affected. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $      million after deduction of expenses and the underwriting discount. We intend to use the net proceeds from this offering to repay all of our 1.85% senior notes due 2025 (the “2025 Notes”). We intend to use any remaining net proceeds for general corporate purposes.
As of June 30, 2024, approximately $500.0 million aggregate principal amount of the 2025 Notes were outstanding, bearing interest at 1.85% per annum. The 2025 Notes mature on February 15, 2025.
DESCRIPTION OF NOTES
We will issue the $      million aggregate principal amount of    % Senior Notes due 20   (the “notes”) as a separate series of debt securities under an indenture, dated as of June 11, 2015 (the “base indenture”), by and between W.W. Grainger, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture to be entered into between us and the trustee on the date of issue of the notes (together with the base indenture, the “Indenture”).
The following description of certain provisions of the notes and of the Indenture is a summary and is subject to, and qualified in its entirety by reference to, the accompanying prospectus and the Indenture. Not all the defined terms used in this prospectus supplement are defined here, and you should refer to the accompanying prospectus or Indenture for the definitions of such terms. This description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the notes and the Indenture in the accompanying prospectus under the heading “Description of Our Debt Securities,” to which we refer you.
General
The notes will:
•
be our senior unsecured unsubordinated obligations;

•
rank equally in right of payment with all of our other senior unsecured and unsubordinated indebtedness outstanding from time to time;

•
to the extent we incur subordinated indebtedness in the future, rank senior in right of payment to our subordinated indebtedness;

•
be initially limited to $      million aggregate principal amount;

•
be issued in registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof;

•
mature on           , 20           ; and

•
bear interest at the rate per annum shown on the front cover of this prospectus supplement.

The Indenture does not limit the aggregate principal amount of debt securities which we may issue thereunder. We may, from time to time, without notice to or the consent of the holders of the notes offered hereby, create and issue additional debt securities ranking equally and ratably with the notes offered hereby in all respects (or in all respects except for the issue date, public offering price, the payment of interest accruing prior to the issue date of such additional debt securities or except for the first payment of interest following the issue date of such additional debt securities), so that such additional debt securities will be consolidated and form a single series with the notes offered hereby; provided that if the additional debt securities are not fungible with the notes offered hereby for United States federal income tax purposes, the additional debt securities will have a separate CUSIP number.
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the notes will accrue from the issue date of the notes and will be payable semi-annually in arrears on             and            , beginning            , 2025 to the persons in whose names the

notes are registered at the close of business on             or            , as the case may be, next preceding such             or            .
The notes are not entitled to any mandatory redemption or sinking fund payments.
The notes are obligations exclusively of W.W. Grainger, Inc. and are not guaranteed by any of our subsidiaries. See “Risk Factors — The notes are effectively subordinated to the liabilities of our subsidiaries, which may reduce our ability to use the assets of our subsidiaries to make payments on the notes.”
Optional Redemption
Prior to          (the date that is          months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
1.
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus           basis points less (b) interest accrued to the date of redemption, and

2.
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call

Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error, and the trustee is entitled to rely conclusively on the accuracy of the Company’s calculation of the redemption price without independent verification.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair in accordance with the rules and procedures of the depositary of such notes at the time of such partial redemption that apply to such partial redemption (the “Applicable Procedures”). No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the notes shall be done in accordance with the Applicable Procedures.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
Offer to Purchase Upon Change of Control Triggering Event
If a change of control triggering event occurs, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes and the Indenture. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be delivered to holders of the notes, with a copy to the trustee, describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “change of control payment date”). The notice will, if delivered prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date. The trustee (in each of its capacities) shall not be responsible for or liable for determining, monitoring or confirming whether any change of control triggering event has occurred. The trustee shall not be responsible for monitoring our rating status, whether a rating event has occurred or making any request upon any rating agency.
On the change of control payment date, we will, to the extent lawful:
•
accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•
deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to comply with the obligations relating to repurchasing the notes if a third party instead satisfies them.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the notes. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
If a change of control offer is made, there can be no assurance that we will have available funds sufficient to make the change of control payment for all of the notes that may be tendered for repurchase. See “Risk Factors — We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.”
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“Change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture), other than us or one of our subsidiaries; or (3) the first day on which a majority of the members of our board of directors are not continuing directors. Notwithstanding the foregoing, a transaction will not be deemed to be a change of control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company, and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction, or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.
“Change of control triggering event” means the occurrence of both a change of control and a rating event with respect to the notes.
“Continuing director” means, as of any date of determination, any member of our board of directors who (1) was a member of such board of directors on the date the notes were issued, or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).
“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its ratings agency business.

“Rating agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating event” means the rating on the notes is lowered by each of the rating agencies and the notes are rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control, and (2) public notice of the occurrence of a change of control or our intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).
“S&P” means S&P Global Ratings, a division of S&P Global Inc. and any successor to its ratings agency business.
“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The definition of change of control includes a phrase relating to the direct or indirect sale, transfer, conveyance, or other disposition, in one or a series of related transactions, of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase that holder’s notes as a result of the sale, transfer, conveyance, or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to one or more persons may be uncertain.
Under clause (3) of the definition of “change of control” described above, a change of control will occur when a majority of our board of directors are not “continuing directors.” In a decision in connection with a proxy contest, the Court of Chancery of Delaware held that the occurrence of a change of control under a similar provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board of directors) as “continuing directors” solely for purposes of avoiding the triggering of such change of control clause, provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties. It is unclear whether our board of directors, pursuant to Illinois law, is similarly capable of approving a slate of dissident director nominees while recommending and endorsing its own slate. If such an action is possible under Illinois law, our board of directors could approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a change of control that, together with the occurrence of a rating event, could trigger your right to require us to repurchase your notes as described above.
Book-entry, delivery and form
We have provided the following descriptions of the operations and procedures of DTC, Clearstream Banking, SA (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) solely as a matter of convenience. Neither we nor the trustee (in any of its capacities) take any responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems are subject to change from time to time.

The notes will initially be represented in definitive global form, and registered in the name of DTC or its nominee, Cede & Co. You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. J.P. Morgan Chase Bank, N.A. will act as depositary for Clearstream and for Euroclear.
Euroclear and Clearstream will hold interests in the notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank, SA/NV, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream.
Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
The Trustee
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, is the trustee under the Indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the global securities representing the notes. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, paying agent, registrar and custodian, assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or any other party contained in this document or the related documents, or for any failure by us or any other party completeness, or accuracy of such information. The trustee, in each of its capacities, will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability and protections, as more fully set forth in the Indenture.
We maintain and may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material United States federal income tax considerations relating to the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is of a general nature and is included herein solely for information purposes. It is not intended to be, and should not be, regarded as legal or tax advice. No representation with respect to the consequences to any particular purchaser of the notes is made. Prospective investors should consult their own independent advisors for advice based on their particular circumstances.
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, and are subject to different interpretations, so the United States federal income tax consequences may be different from those described herein. This summary applies only to those notes held by holders who hold such notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) and who acquired such notes for cash in the original offering of the notes for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.
This summary does not address tax considerations arising under the laws of any foreign, state, or local jurisdiction, the effect of any tax treaty or any non-income tax considerations, such as United States federal estate and gift tax. In addition, this discussion does not address tax considerations that are the result of a holder’s particular circumstances (such as the effects of Section 451(b) of the Code, conforming the timing of certain income accruals to financial statements) or of special rules, such as those that apply to holders subject to the alternative minimum tax, banks and other financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or commodities, regulated investment companies, real estate investment trusts, United States Holders (as defined below) whose “functional currency” is not the United States dollar, certain former citizens or former long-term residents of the United States, foreign governments or international organizations, persons who will hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction, “passive foreign investment companies” or “controlled foreign corporations” (each within the meaning of the Code), partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) or other pass-through entities or investors in such entities or persons who participate in this offering and are also beneficial owners of the outstanding 2025 Notes, which are being repaid with the proceeds of this offering.
If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds the notes, then the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership considering the purchase of the notes should consult its tax advisor as to its tax consequences. We have not sought any ruling from the IRS with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with and not challenge these statements and conclusions.
Effect of Certain Contingencies
In certain circumstances (see “Description of Notes — Offer to Purchase Upon Change of Control Triggering Event”), we may be obligated to pay amounts in excess of principal plus stated interest on the notes. It is possible that the IRS could assert that such additional or excess amounts are “contingent payments” and that, as a result, the notes are properly treated as contingent payment debt instruments for United States federal income tax purposes. However, the relevant Treasury regulations state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are either remote or incidental as of the issue date are ignored. We believe that, as of the issue date, the likelihood of paying such additional or excess amounts on the notes is remote and/or incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments, and this discussion assumes that the notes will not be treated as contingent payment debt instruments for United States federal income tax purposes. Our determination that these contingencies are remote and/or incidental is binding on a holder of the notes unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not binding on the IRS, however, and if the IRS were to successfully challenge the determination, the amount, character, and timing of the income recognized by a holder of the notes subject to United States federal income taxation may be materially different from the consequences discussed herein. Potential investors are urged to consult their own tax advisors regarding the potential treatment of the notes as contingent payment debt instruments.
United States Holders
As used in this discussion, “United States Holder” means a beneficial owner of the notes that for United States federal income tax purposes is:
•
an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•
a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any political subdivision or state thereof, or the District of Columbia;

•
an estate whose income is subject to United States federal income taxation regardless of its source; or

•
a trust if (i) its administration is subject to the primary supervision of a court within the United States, and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in place to be treated as a “United States person” (within the meaning of the Code).

The following subsections presume that the holder is a United States Holder.
Payments of interest
Interest on the notes generally will be qualified stated interest and will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes. If the stated principal amount of the notes exceeds the issue price of the notes by an amount equal to or greater than a statutorily defined de minimis amount (i.e., 0.25% of the stated principal amount of the notes multiplied by the number of complete years to maturity), the notes will be treated as issued with original issue discount for United States federal income tax purposes in an amount equal to such excess. In such event, you would generally be required to include such original issue discount in your gross income (as ordinary income) as it accrues (on a constant yield basis) in advance of the receipt of cash payments to which such income is attributable, regardless of your regular method of accounting for United States federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for United States federal income tax purposes.
Disposition of the notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of the notes, you generally will recognize capital gain or loss equal to the difference between:
•
the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest on the notes that you have not previously included in income, which will generally be taxable as ordinary income); and

•
your adjusted tax basis in the notes.

Your adjusted tax basis in a note generally will equal the cost of the note to you. Any gain or loss that is recognized on the disposition of the notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the notes for more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at reduced rates. Your ability to deduct capital losses is subject to certain limitations.

Additional Medicare Tax
An additional 3.8% Medicare tax is imposed on the lesser of (i) the “net investment income” of certain United States citizens and resident aliens (or the undistributed “net investment income” of an estate or trust) and (ii) the excess of the United States Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. Among other items, “net investment income” generally includes gross income from interest, and certain net gain from the sale, exchange, redemption, retirement or other taxable disposition of property, such as the notes, less certain deductions. You are urged to consult your own tax advisor with respect to the Medicare tax and its applicability in your particular circumstances to income and gains in respect of an investment in the notes.
Information reporting and backup withholding
In general, information reporting is required as to certain payments of interest on the notes and on the proceeds of a disposition of the notes unless you are a corporation or other exempt person and, if requested, certify such status. In addition, you will be subject to backup withholding (currently at a rate of 24%) on payments of interest on your note and to payments of proceeds of a sale or other disposition of your note if you are not exempt and you fail to properly furnish a correct taxpayer identification number (generally in the form of a social security number, individual taxpayer identification number, or, in the case of an entity, an employer identification number) and certain other information, certified under penalties of perjury, or if the IRS has notified you that you are subject to backup withholding.
Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.
Non-United States Holders
As used in this discussion, “non-United States Holder” means any beneficial owner of the notes that is an individual, corporation, estate or trust for United States federal income tax purposes that is not a United States Holder. The rules governing the United States federal income taxation of a non-United States Holder are complex, and no attempt will be made herein to provide more than a summary of certain of those rules.
NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF UNITED STATES FEDERAL, STATE AND OTHER TAX LAWS, AS WELL AS FOREIGN TAX LAWS, INCLUDING ANY REPORTING REQUIREMENTS AND THEIR ENTITLEMENTS TO BENEFITS UNDER ANY APPLICABLE INCOME TAX TREATY.
The following subsections presume that the holder is a non-United States Holder.
Payments of interest
Subject to the discussions below regarding backup withholding and FATCA (as defined below), interest on the notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business in the United States (or, where an applicable income tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by you in the United States) and you qualify for the “portfolio interest” exemption. You will qualify for the portfolio interest exemption if you:
•
are not a “10-percent shareholder” of us within the meaning of Section 871(h)(3)(B) of the Code;

•
are not a controlled foreign corporation related to us, directly or indirectly, actually or constructively, through stock ownership; and

•
provide, and, as necessary, renew, an appropriate certification as to your foreign status.

You may generally meet the certification requirement listed above by providing to the applicable withholding agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or an appropriate successor form, (attached to an IRS Form W-8IMY if you hold your notes through a non-United States intermediary) certifying under penalties of perjury that you are not a “United States person” (as defined in the Code), providing your name and address and certifying the other relevant factual information supporting your exemption. If the portfolio interest exemption is not available to you, then payments of interest on the notes will be subject to United States federal withholding tax at a rate of 30% unless you provide the applicable withholding agent with (i) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or an appropriate successor form, establishing your eligibility for a lower rate under an applicable income tax treaty, or (ii) a properly executed IRS Form W-8ECI, or applicable successor form, certifying that such interest is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), as described below. Neither we nor any paying agent or other person will be required to pay additional amounts with respect to any amount withheld.
Interest that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States) is not subject to withholding tax if you provide a properly completed IRS Form W-8ECI, or applicable successor form. However, you generally will be subject to United States federal income tax (but not the Medicare tax discussed above) on such interest on a net income basis at graduated rates applicable to “United States persons” (within the meaning of the Code). In addition, if you are a foreign corporation you may incur a branch profits tax on such interest equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies or the tax is eliminated under a United States income tax treaty with your country of tax residence.
Disposition of the notes
Subject to the discussions below regarding backup withholding and FATCA (as defined below), you generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement, or other taxable disposition of the notes (other than any amount allocable to accrued and unpaid interest, which generally will be taxable as interest under the rules discussed above in “— Non-United States Holders — Payments of interest”) unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you generally will be subject to United States federal income tax (but not the Medicare tax discussed above) with respect to such gain in the same manner as a “United States person” (within the meaning of the Code), and if you are a foreign corporation, you may incur a branch profits tax at a rate of 30% (or a lower applicable treaty rate) of your effectively connected earnings and profits, which will include such gain; or

•
you are an individual present in the United States for 183 days or more in the taxable year in which such disposition occurs and certain other conditions are met, in which case you will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate) on the gain, which generally may be offset by United States source capital losses arising in the same taxable year.

Information reporting and backup withholding
Payments to you of interest on the notes (including amounts withheld from such payments, if any) generally will be required to be reported to the IRS. Copies of the information returns filed with the IRS may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside or are established. United States backup withholding generally will not apply to payments of interest on the notes if the proper certification described in “— Non-United States Holders — Payments of interest” is duly provided by you or you otherwise establish an exemption, provided that we or the relevant paying agent do not have actual knowledge or reason to know that you are a “United States person” (within the meaning of the Code).
Payment of the proceeds of a sale or other taxable disposition of the notes effected by the United States office of a United States or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of the notes effected outside the United States by a foreign office of a broker. However, if such foreign broker has certain connections to the United States, information reporting generally will apply to a payment of the proceeds of the sale of the notes effected outside the United States, but the payment will not be subject to backup withholding unless the broker has actual knowledge that the payee is a “United States person” (within the meaning of the Code) and no exception to backup withholding is established.
Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS. You should consult your own tax advisors regarding your qualification for an exemption from backup withholding and the procedures to obtain such an exemption, if applicable.
FATCA
Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (commonly referred to as “FATCA”) generally impose a withholding tax of 30% on payments of interest on debt instruments of United States issuers and on payments of gross proceeds in a disposition of such debt instruments to (i) a “foreign financial institution” (as defined under FATCA), whether the foreign financial institution receives such payments as the beneficial owner thereof or as an intermediary for the beneficial owner, unless such foreign financial institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding certain United States account holders of such institution (which would include certain account holders that are foreign entities with United States owners), is subject to and complies with the terms of an applicable intergovernmental agreement implementing FATCA (and/or with any laws, regulations or rules implementing such agreement), or is otherwise deemed compliant with FATCA, or (ii) a non-financial foreign entity in certain cases, unless such entity provides the withholding agent with certain certification or information relating to United States ownership of the entity. However, the IRS issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or these proposed Treasury regulations are rescinded. If an amount in respect of United States withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither we nor any paying agent or other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Investors should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership, and disposition of the notes.
The preceding discussion of certain United States federal income tax consequences is for general information purposes only and is not tax advice. Accordingly, you should consult your own tax advisor as to the United States federal, state and local and non-United States tax consequences to you of purchasing, holding or disposing of the notes, including the applicability of any tax treaties and any changes or proposed changes in applicable law.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally, and not jointly, agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Name	Principal Amount of Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
Total	$
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offer terminated.
The underwriters initially propose to offer the notes to the public at the offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of    % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of    % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering, expressed as a percentage of the principal amount of the notes and in total:
	Per Note	Total
Underwriting discount for the notes	%	$
Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $1.3 million.
We and the underwriters have also agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may over-allot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes.

Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking, and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.
Certain underwriters, the trustee, and/or their respective affiliates are lenders and/or agents under our $1.25 billion revolving credit facility. In addition, certain underwriters and/or their respective affiliates may hold positions in our 2025 Notes, which may be repaid with the net proceeds of this offering, and accordingly, such underwriters may receive a portion of the net proceeds of the offering in connection with such repayment.
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association is the trustee under the indenture governing the 2025 Notes and will act as trustee under the Indenture, and is an affiliate of U.S. Bancorp Investments, Inc.
As described in “Use of Proceeds,” a portion of the net proceeds of this offering will be used to repay the 2025 Notes. If any member of the Financial Industry Regulatory Authority (“FINRA”) participating in this offering receives 5% or more of the net proceeds of the offering by reason of the repayment of the 2025 Notes, that member will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121, and this offering will be conducted in accordance with that rule. Any FINRA member with a conflict of interest will not confirm sales to any account over which it exercises discretion without the specific written approval of the account holder.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the       business day following the date of the pricing of the notes (“T+   ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes at any time prior to the first business day preceding the issue date will be required, by virtue of the fact that the notes initially will settle in T+   , to specify alternative settlement arrangements to prevent a failed settlement.
Selling Restrictions
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1)

of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Retail investors in the European Economic Area
Each underwriter has represented and agreed that it has not offered, sold, or otherwise made available and will not offer, sell, or otherwise make available any notes to any retail investor in the European Economic Area (“EEA”). For these purposes,
(a)
a retail investor means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Retail investors in the United Kingdom
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom (“UK”). For these purposes,
(a)
a retail investor means a person who is one (or more) of:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2 of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Grainger; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who are outside the UK, or if in the UK, persons that are qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, a Relevant Person. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.
Japan
The notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.
No advertisement, invitation or document relating to the notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”) under the Securities and Futures Act 2001 of Singapore (as modified or amended from time to time, the “Securities and Futures Act”). Accordingly, the notes have not been and will not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale or invitation for subscription or purchase of the notes have not been and will not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act) pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person pursuant to Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act, in each case subject to compliance with conditions set forth in the Securities and Futures Act.
Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the notes pursuant to an offer under Section 275 of the Securities and Futures Act except: (i) to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the Securities and Futures Act; or (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law; or (iv) pursuant to Section 276(7) of the Securities and Futures Act; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
In connection with Section 309B of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), Grainger has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), unless otherwise specified before an offer of the notes, that the notes are classified as “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

EXPERTS
The consolidated financial statements of W.W. Grainger, Inc. and subsidiaries appearing in W.W. Grainger, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of W.W. Grainger, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and W.W. Grainger, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 are, and audited financial statements and W.W. Grainger, Inc. management’s assessment of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the notes being offered hereby will be passed upon by Jones Day on behalf of Grainger. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

PROSPECTUS
W.W. GRAINGER, INC.
Debt Securities

We may offer and sell from time to time our debt securities in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer.
Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add to or update information contained in this prospectus. You should read this prospectus and the supplement carefully before you invest.
The securities may be offered and sold to or through one or more underwriters, dealers, or agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.
Investing in our securities involves risks. You should carefully read the risk factors described under the heading “Risk Factors” contained in this prospectus on page 3 and any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus or any prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 27, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus, or any accompanying prospectus supplement or free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement or free writing prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations, and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities under this prospectus in one or more offerings in an unlimited amount. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, see that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the debt securities that we may offer. Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
To understand the terms of our debt securities, you should carefully read both this document and the applicable prospectus supplement or supplements. Together, they provide the specific terms of the debt securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” for information on our company and our business, properties, financial condition, results of operations, and prospects.

ABOUT THE REGISTRANT
W.W. Grainger, Inc., incorporated in the State of Illinois in 1928, is a broad line, distributor of maintenance, repair and operating products and services with operations primarily in North America, Japan and the United Kingdom.
Our principal executive offices are located at 100 Grainger Parkway, Lake Forest, Illinois 60045, and our telephone number is (847) 535-1000. We maintain a website at www.grainger.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute part of this prospectus.
Unless the context otherwise requires, references in this prospectus to “Grainger,” “we,” “us” and “our” refer to W.W. Grainger, Inc. and its subsidiaries, collectively.
RISK FACTORS
Investing in our securities involves risks. Such risks represent those risks and uncertainties that we believe are material to our business, financial condition, and results of operations. You should carefully read the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, as well as the risks, uncertainties, and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents that we file with the SEC after the date of this prospectus (and prior to the termination of the offering of securities under this prospectus), and which are incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. The occurrence of any of such risks might cause you to lose all or part of your investment.
Some statements in this prospectus and in the documents incorporated by reference in this prospectus constitute forward-looking statements. Please refer to the section captioned “Cautionary Statement Regarding Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include certain statements that may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. Statements that are not historical in nature but concern forecasts of future results, business plans, analyses, prospects, strategies, objectives and other matters may be deemed to be “forward-looking statements” under the federal securities laws. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions.
We cannot guarantee that any forward-looking statement will be realized and achievement of future results is subject to risks and uncertainties, many of which are beyond our control, which could cause our results to differ materially from those that are presented.
Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: inflation, higher product costs or other expenses, including operational and administrative expenses; the impact of macroeconomic pressures and geopolitical trends, changes and events, including the impact of Russia’s invasion of Ukraine on the global economy, tensions across the Taiwan Straits and in overall relations with China, and the ramifications of these and other events; a major loss of customers; loss or disruption of sources of supply; changes in third party practices regarding digital advertising; failure to enter into or sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop, manage or implement new technology initiatives or business strategies, including with respect to our eCommerce platforms; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in our gross profit margin; our responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, regulations related to advertising, marketing and the Internet, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards, including new or stricter environmental laws or regulations; government contract matters; disruption or breaches of information technology or data security systems involving us or third parties on which we depend; general industry, economic, market or political conditions; general global economic conditions including tariffs and trade issues and policies; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of our common stock; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; outbreaks of pandemic, disease or viral contagions such as the COVID-19 pandemic; natural or human induced disasters, extreme weather and other catastrophes or conditions; effects of climate change; failure to execute on our efforts and programs related to environmental, social and governance matters; competition for, or failure to attract, retain, train, motivate and develop executives and key employees; loss of key members of management or key employees; changes in effective tax rates; changes in credit ratings or outlook; our incurrence of indebtedness or failure to comply with restrictions and obligations under its debt agreements and instruments and other factors identified under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus or any prospectus supplement.
The preceding list is not intended to be an exhaustive list of all of the factors that could impact the Company’s forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on our forward-looking statements, and we undertake no obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and all amendments to reports filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the SEC. Such reports and other information filed with the SEC are available free of charge as soon as reasonably practicable after these materials are electronically filed with, or furnished to, the SEC on our investor relations website, invest.grainger.com. Information contained on, or accessible through, our investor relations website is not incorporated by reference into and does not constitute part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than information in such documents that is “furnished” under applicable SEC rules rather than “filed”):
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 21, 2023;

•
information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 16, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on April 27, 2023; and

•
our Current Report on Form 8-K, filed with the SEC on February 15, 2023.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the debt securities shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents (other than information in such documents that is “furnished” under applicable SEC rules rather than “filed”).
Upon request, we will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any or all information incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information by writing or telephoning us at our principal executive offices: W.W. Grainger, Inc., 100 Grainger Parkway, Lake Forest, Illinois 60045, Attention: Investor Relations, Telephone Number (847) 535-1000.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for working capital and other general corporate purposes, which may include the repayment of our indebtedness outstanding from time to time or repurchases of our common stock.
DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms that will apply to any debt securities that we may offer under this prospectus. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.
The debt securities are to be issued under an indenture, dated as of June 11, 2015 (as amended and supplemented, the “Indenture”), by and between W.W. Grainger, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “trustee”). A copy of the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The following is a summary of the material terms and provisions of the Indenture and the related debt securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. Capitalized terms used but not defined in this section have the respective meanings set forth in the Indenture.
General
The Indenture provides that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The debt securities will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness from time to time outstanding.
Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:
•
the title of the debt securities;

•
the purchase price of the debt securities;

•
any limit on the aggregate principal amount of the debt securities of a particular series;

•
whether any of the debt securities are to be issuable in whole or in part in global form and, if so, the depositary for such global debt securities, and the terms and conditions, if any, upon which such global debt securities may be exchanged in whole or in part for other individual securities in definitive registered form;

•
if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or forms and terms of such certificates, documents or conditions;

•
the date or dates on which the principal of the debt securities is payable;

•
the rate or rates at which the debt securities will bear interest, if any, or the manner of calculation of such rate or rates, and the basis upon which interest will be calculated if other than that of a 360‑day year of twelve 30-day months;

•
the date or dates from which such interest will accrue, the payment dates on which interest, if any, on the debt securities will be payable and the record dates, if any;

•
our obligation, if any, to redeem the debt securities pursuant to any sinking fund or analogous provisions, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such debt securities will be redeemed, in whole or in part, pursuant to such obligation;

•
the place or places, subject to the terms of the Indenture, where: the principal of, and any premium and interest on, the debt securities will be payable; where the debt securities may be surrendered for registration of transfer or exchange; where notices and demands to or upon us with respect to the debt securities of such series and the Indenture may be served; and where notices to holders of the debt securities will be published;
•
the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part at our option or the option of the holder of debt securities,

•
the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•
the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•
the person who will be the security registrar for the debt securities, if other than the trustee, and the person who will be the initial paying agent for the debt securities, if other than the trustee;

•
any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities; and

•
any other terms of the debt securities, including any additional events of default or covenants.

Except as specifically described in this prospectus and in the applicable prospectus supplement with respect to any series of debt securities, the Indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of Grainger in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.
We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement any special U.S. federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special U.S. tax considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement.
Certain Covenants
Limitation on Liens
The Indenture provides that we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume, or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock or Debt of any Restricted Subsidiary owned or held by us or another Restricted Subsidiary unless:
•
we provide that the debt securities will be secured by such Lien equally and ratably with such other Debt; or

•
the sum of:

•
the aggregate principal amount of all such secured Debt then outstanding; plus

•
all Attributable Debt of us and our Restricted Subsidiaries in respect of Sale and Lease-Back Transactions existing at such time (other than transactions permitted under “— Limitations on Sale and Lease-Back Transactions”);

does not exceed an amount equal to 20% of our Consolidated Net Tangible Assets.
This limitation will not apply to any Debt secured by:
(a)
any Lien existing on the date of the Indenture;

(b)
any Lien in our favor or in favor of any Restricted Subsidiary;

(c)
any Lien existing on any property or assets of, or on any shares of stock or Debt of, any entity at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into us or a Restricted Subsidiary, as long as such Lien does not attach to any other property or assets of, or any shares of stock or Debt of, us or any Restricted Subsidiary;
(d)
any Lien on any property or assets or shares of stock or Debt which exists at the time of the acquisition thereof;

(e)
any Lien on any property or assets or shares of stock or Debt securing the payment of the purchase price or construction cost thereof (including improvements) or securing any Debt incurred or assumed for the purpose of financing the purchase price or construction cost thereof if such Lien attaches concurrently with or within 180 days after the acquisition or construction thereof (provided the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property or assets or shares of stock or Debt, does not exceed the purchase price of such property or assets or shares of stock or Debt or the cost of such improvement);

(f)
any Lien incurred in connection with pollution control or industrial revenue bonds, or any similar financing; or

(g)
any extension, renewal, substitution, or replacement, in whole or in part, of any of the Liens described above or the Debt secured thereby, if the principal amount of the Debt secured thereby is not increased and is secured by the same property or assets or shares of stock or Debt that secured the Lien immediately prior to such extension, renewal, substitution, or replacement.

Limitations on Sale and Lease-Back Transactions
The Indenture provides that we will not, and we will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction.
Such limitation will not apply to any Sale and Lease-Back Transaction if:
•
the Attributable Debt of us and our Restricted Subsidiaries in respect of such transaction and all other Sale and Lease-Back Transactions existing at such time (other than those permitted by second bullet, below) plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in subdivisions (a) through (g) under “— Limitation on Liens”) without equally and ratably securing the debt securities, would not exceed 20% of our Consolidated Net Tangible Assets; or

•
within 180 days after the effective date of any such Sale and Lease-Back Transaction, we apply an amount equal to the greater of (i) the net proceeds of the transaction and (ii) the fair market value of the Principal Property so sold and leased back to the retirement of Funded Debt, other than Funded Debt we were otherwise obligated to repay within such 180-day period.

Definitions
“Attributable Debt” means as to any particular lease under which either us or any Restricted Subsidiary is at the time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations (as described in the Indenture) of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average interest rate of the outstanding debt securities, such average being weighted by the principal amount of the outstanding debt securities of each series and (b) the interest rate inherent in such lease (as determined in good faith by us), in each case to be compounded semi-annually.
“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined in accordance with generally accepted accounting principles.

“Debt” means any loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
“Funded Debt” means all Debt (i) having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the obligor and (ii) ranking at least equally with the debt securities.
“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.
“Principal Property” means, as of any date, any building, structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, production or distribution, in each case located in the U.S., and owned or leased or to be owned or leased by us or any Restricted Subsidiary, and in each case the net book value of which as of such date exceeds 2% of our Consolidated Net Tangible Assets as shown on the audited consolidated balance sheet contained in the latest annual report to our stockholders, other than any such land, building, structure or other facility or portion thereof which, in the opinion of our board of directors, is not of material importance to the business conducted by us and our subsidiaries, considered as one enterprise.
“Restricted Subsidiary” means any subsidiary of ours which owns or leases a Principal Property.
“Sale and Lease-Back Transactions” means any arrangement with any person providing for the leasing by us or a Restricted Subsidiary of any Principal Property that we or such Restricted Subsidiary have sold or transferred or are about to sell or transfer to such person. However, the definition does not include temporary leases for a term (including renewals) of not more than three years or transactions between us and a Restricted Subsidiary.
Merger, Consolidation and Sale of Assets
The Indenture provides that we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any other corporation, in each case organized and existing under the laws of the U.S. or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger, or which shall have received such assets from us, shall expressly assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to, the debt securities and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.
Events of Default, Waiver and Notice
An event of default with respect to any series of the debt securities is defined in the Indenture as being:
•
default in payment of any interest on, or any additional amounts payable in respect of, the debt securities of that series which remains uncured for a period of 30 days;

•
default in payment of all or any part of the principal of, or premium, if any, on the debt securities of that series when due, either at stated maturity, upon redemption, by declaration of acceleration or otherwise, or in the deposit of any sinking fund payment when due;

•
default in the performance or breach of any other covenant or agreement in the Indenture in respect of the debt securities of such series, which remains unremedied for a period of 60 days after written notice;

•
the taking of certain actions by us or a court relating to our bankruptcy, insolvency, or reorganization; and

•
any other event of default provided in the Indenture with respect to debt securities of that series.

The Indenture requires the trustee to give the holders of the debt securities notice of a default known to it within 90 days, unless the default is cured or waived. However, the Indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of the debt securities (except in payment of the principal of, or interest on, or any additional amounts with respect to, the debt securities, or in the payment of any sinking fund installment with respect to the debt securities) if the trustee in good faith determines that it is in the interest of the holders of the debt securities of such series to do so.
The Indenture also provides that if an event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the entire principal amount of all the debt securities of that series and the interest accrued thereon to be due and payable immediately.
Upon certain conditions, such declarations may be annulled and past defaults may be waived (other than an event of default relating to our bankruptcy, insolvency or reorganization) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).
If an event of default under the Indenture relating to our bankruptcy, insolvency, or reorganization shall have occurred and is continuing, then the principal amount of all the outstanding debt securities will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not (i) be in conflict with any rule of law or the Indenture; (ii) involve the trustee in personal liability; or (iii) be unduly prejudicial to the holders not taking part in such direction. The trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.
If an event of default occurs and is continuing, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the debt securities.
The Indenture provides that no holder of the debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or trustee or for any other remedy thereunder unless:
•
such holder has previously given the trustee written notice of a continuing event of default;

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default and have offered the trustee indemnity satisfactory to the trustee against the costs, expenses, and liabilities to be incurred in complying with such request; and

•
for 60 days after receipt of such notice, request, and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if such action would disturb or prejudice the rights of other holders.
However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under the Indenture annually a statement as to performance or fulfillment of our obligations under the Indenture and as to any default in such performance or fulfillment.
Modification, Amendment and Waiver
Together with the trustee, we may, when authorized by our board of directors, modify the Indenture without the consent of the holders of the debt securities for limited purposes, including, but not limited to, adding to our covenants or events of default, curing ambiguities, or correcting any defective provisions or making any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the rights of the holders of the debt securities of any series in any material respect.
The Indenture provides that we and the trustee may modify and amend the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:
•
change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•
reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•
impair the right to enforce any payment on or after the stated maturity or redemption date;

•
change the place or currency of any payment of principal or interest on any debt security;

•
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture;

•
reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority;

•
modify the provisions in the Indenture relating to adding provisions or changing or eliminating provisions of the Indenture or modifying rights of holders of debt securities to waive defaults under the Indenture; or

•
adversely affect the right to repayment of the debt securities at the option of the holders.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under the Indenture.
Satisfaction and Discharge
We may be discharged from our obligations under the Indenture when all of the debt securities not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest, and any premium due to the stated maturity date or redemption date of such debt securities.
Governing Law
The Indenture and the debt securities issued thereunder will be governed by, and will be construed in accordance with, the laws of the State of New York. The Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended.
The Trustee
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, is the trustee under the Indenture.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the Indenture.
Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the Indenture.
Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised us that it is the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Principal and interest payments, if any, and redemption proceeds, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest payments and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
In any case where we have made a tender offer for the purchase of any debt securities, a Beneficial Owner must give notice through a Participant to a tender agent to elect to have its debt securities purchased or tendered. The Beneficial Owner must deliver debt securities by causing the Direct Participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.
If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to appoint another depository for the debt securities of such series. If another depository is not appointed by us within 90 days after we receive such notice, definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.
We may at any time in our sole discretion determine that the debt securities of any series shall no longer be represented by the Global Note, in which case definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION
We may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.
EXPERTS
The consolidated financial statements of W.W. Grainger, Inc. and Subsidiaries appearing in W.W. Grainger, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of W.W. Grainger, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and W.W. Grainger, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are, and audited financial statements and W.W. Grainger, Inc. management’s assessment of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the debt securities offered by this prospectus will be passed upon by Mayer Brown LLP on behalf of Grainger.

$
W.W. GRAINGER, INC.
    % Senior Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BofA Securities
J.P. Morgan
Wells Fargo Securities
RBC Capital Markets
US Bancorp
       , 2024